Exhibit 10.2

                     SETTLEMENT AND STOCK ISSUANCE AGREEMENT


         THIS SETTLEMENT AND STOCK ISSUANCE AGREEMENT (this "Agreement") is made and entered into as of the 17th day of November, 2006, by and between W/F Investment Corp., a California corporation ("W/F Investment"), maintaining an address at 1900 Avenue of the Stars, Suite 2410, Los Angeles, California 90067, and Nevstar Corporation, a Nevada corporation (the "Company"), maintaining an address at 12890 Hilltop Road, Argyle, Texas 76226.

                              W I T N E S S E T H:

         WHEREAS, the Company established a line of credit with W/F Investment to be used as working capital; and

         WHEREAS, as of the date hereof, the Company owes W/F Investment $501,945.66 in full satisfaction for the amount loaned to the Company by W/F Investment, which amount includes all accrued and unpaid interest; and

         WHEREAS, the Company desires to issue 107,000 newly issued, restricted shares (the "Shares") of the common capital stock of the Company, par value $0.01 per share, to W/F Investment and pay W/F Investment $100,000.00 in full satisfaction of all amounts currently owed to W/F Investment by the Company (the "Debt"); and

         WHEREAS, W/F Investment desires to accept $100,000.00 and 107,000 newly issued, restricted shares of the Company's common capital stock in full satisfaction of the Debt; and

         NOW, THEREFORE, for and in consideration of the premises and mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby represent, warrant, covenant, and agree as follows:

Section 1. Issuance of Shares; Payment.

         Based upon the representations, warranties, and covenants and subject to the terms, provisions, and conditions contained in this Agreement, and as partial consideration for this Agreement, the Company agrees to issue and deliver the Shares to W/F Investment, free and clear of all liens, pledges, encumbrances, security interests, and adverse claims, and W/F Investment agrees to receive the Shares from the Company for the consideration hereinafter set forth. As further consideration for this Agreement, the Company agrees to pay $100,000.00 to W/F Investment for the consideration hereinafter set forth.

Section 2. Forgiveness of Debt.

         As consideration for this Agreement, W/F Investment, for itself, and on behalf of its current and former agents, shareholders, owners, partners, investors, officers, directors, consultants, attorneys, servants, employees, parents, subsidiaries, divisions, holding companies, insurers, affiliates, and successors and assigns, unconditionally forever releases, acquits, discharges



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and holds harmless the Company and its current and former agents,  shareholders,
owners,  partners,  investors,  officers,  directors,  consultants,   attorneys,
servants,  employees,  parents,  subsidiaries,   divisions,  holding  companies,
insurers, affiliates, and successors and assigns from any and all actions, causes of action, claims, losses, demands, or suits, of any kind whatsoever, common law, statutory, contractual or otherwise, whether known or unknown, liquidated or contingent, in law or in equity, it now has or ever has against the Company, arising from or growing out of the Debt. It is understood and agreed that nothing in this Section shall effect the rights, duties and obligations created by this Agreement.

Section 3. The Closing.

         Upon execution of this Agreement (the "Closing"), the Company shall deliver to W/F Investment (i) a certificate(s) evidencing the Shares issued in the name of W/F Investment and (ii) $100,000.00.

Section 4. Representations and Warranties of the Company.

         In connection with the transactions contemplated by this Agreement, the Company hereby represents and warrants to W/F Investment as follows:

4.1. Validity of Transaction.

         This Agreement and, as applicable, each other agreement contemplated hereby are, or upon execution will be, valid and legally binding obligations of the Company, enforceable in accordance with their respective terms against the Company, except as limited by bankruptcy, insolvency and similar laws affecting creditors generally, and by general principles of equity. At the time that the Shares are issued, assigned, transferred and conveyed to W/F Investment pursuant to this Agreement, the Shares will be duly authorized, validly issued, fully paid and nonassessable.

4.2. Authority.

         The execution, delivery and performance of this Agreement have been duly authorized by the Company and will not violate any applicable federal or state law, any order of any court or government agency or the Articles of Incorporation or By-laws of the Company. The execution, delivery and performance of this Agreement will not result in any breach of or default under, or result in the creation of any encumbrance upon any of the assets of the Company pursuant to the terms of any agreement by which the Company or any of its respective assets may be bound.

Section 5. Representations and Warranties of W/F Investment.

         W/F Investment acknowledges and understands that the Shares are being acquired for investment in a transaction that is considered to be exempt from registration. In connection with the transactions contemplated hereby, W/F Investment hereby represents and warrants to the Company that:



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5.1. Investment Purposes.

         W/F Investment is acquiring the Shares solely for investment purposes and not with a view to, or for resale in connection with, any distribution thereof or with any present intention of distributing or selling any of the Shares, except as allowed by the Securities Act of 1933, as amended, or any rules or regulations promulgated thereunder (collectively, the "Act").

5.2. Disposition of Shares.

         W/F Investment will hold the Shares subject to all of the applicable provisions of the Act, and W/F Investment will not at any time make any sale, transfer, or other disposition of the Shares in contravention of said Act.

5.3. Economic Risk.

         W/F Investment acknowledges that it must bear the economic risk of its investment in the Shares for an indefinite period of time since the Shares have not been registered under the Act and therefore cannot be sold unless the Shares are subsequently registered or an exemption from registration is available.

5.4. No Public Solicitation.

         The sale of the Shares to W/F Investment is being made without any public solicitation or advertisements.

5.5. Criminal Proceedings.

         Neither  W/F  Investment  and  its  respective   officers,   directors,
affiliates, promoters nor any predecessor of W/F Investment have been subject to or suffered any of the following:

         o Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other misdemeanor offenses) within ten (10) years from the date hereof;

         o Any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting such person's involvement in any type of business, securities or banking activities within ten (10) years of the date hereof; or

         o Being found guilty by a court of competent jurisdiction (in a civil action), the SEC or the CFTC to have violated a federal or state securities or commodities law within ten (10) years of the date hereof, and the judgment has not been reversed, suspended or vacated.



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5.6. Information.

         W/F Investment has received and reviewed such information as W/F Investment deems necessary to evaluate the risks and merits of its investment in the Company.

5.7. Accredited Investor.

         W/F Investment is an "accredited investor" within the meaning of rule 501 of Regulation D promulgated under the Act.

5.8. Financial Matters Experience.

         W/F Investment has such knowledge and experience in financial matters as to be capable of evaluating the merits and risks of an investment in the Shares.

Section 6. Conditions to the Obligations of W/F Investment at Closing.

         The obligations of W/F Investment at Closing are conditioned upon satisfaction, on or prior to such date, of the following conditions:

6.1. Stock Certificates.

         The Company shall have delivered to W/F Investment certificate(s) issued in the name of W/F Investment representing the Shares to be issued to W/F Investment pursuant to this Agreement.

6.2. Payment.

         The Company shall have delivered the $100,000.00  payment referenced in
Section 1 to W/F Investment.

Section 7. Survival of Representations and Warranties.

         All representations, warranties, covenants, and agreements contained herein shall not be discharged or dissolved upon, but shall survive the Closing and shall be unaffected by any investigation made by any party at any time.

Section 8. Entirety and Modification.

         This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, whether oral or written, between the parties hereto relating to such subject matter. No modification, alteration, amendment, or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto.



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Section 9. Successors and Assigns.

         This Agreement shall be binding upon and inure to the benefit of the respective parties hereto, their successors and permitted assigns, heirs, and personal representatives.

Section 10. Notices.

         All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as properly given or made if hand delivered, mailed from within the United States by certified mail, or sent by overnight delivery service to the applicable address appearing in the preamble to this Agreement, or to such other address as either party may have designated by like notice forwarded to the other party hereto. All notices shall be deemed given when postmarked (if mailed), when delivered to an overnight delivery service or, if hand delivered, when delivered to the recipient.

Section 11. Severability.

         Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

Section 12. Headings.

         The headings of this Agreement are inserted for convenience and identification only, and are in no way intended to describe, interpret, define or limit the scope, extent or intent hereof.

Section 13. Counterparts.

         This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 14. Legal Fees and Costs.

         If a legal action is initiated by any party to this Agreement against another, arising out of or relating to the alleged performance or non-performance of any right or obligation established hereunder, or any dispute concerning the same, any and all fees, costs and expenses reasonably incurred by each successful party or his, her or its legal counsel in investigating, preparing for, prosecuting, defending against, or providing evidence, producing documents or taking any other action in respect of, such action shall be the joint and several obligation of and shall be paid or reimbursed by the unsuccessful party or parties.

Section 15.       Publicity.

         Except as otherwise required by law, none of the parties hereto shall issue any press release or make any other public statement, in each case relating to, connected with or arising out of this Agreement or the matters contained herein, without obtaining the prior approval of the other to the contents and the manner of presentation and publication thereof.



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Section 16. Governing Law.

         This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada without reference to conflicts of law provisions.

Section 17. Jurisdiction.

         Each party to this Agreement hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby may be brought in the courts of the State of Nevada or of the United States of America for the District of Nevada and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address specified in Section 10, such service to become effective 10 days after such mailing.

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         IN  WITNESS  WHEREOF,  the  parties  hereto  have  duly  executed  this agreement as of the date first written above.

W/F INVESTMENT:                              W/F INVESTMENT CORP.


                                             By: /s/ William O. Fleischman
                                                --------------------------------
                                                William O. Fleischman, President

THE COMPANY:                                 NEVSTAR CORPORATION


                                             By: /s/ Timothy P. Halter
                                                --------------------------------
                                                Timothy P. Halter, Sole Officer